EXHIBIT 4(iii)
                            FLOATING RATE SENIOR NOTE

REGISTERED                                                   REGISTERED No. R-
U.S.$                                                          CUSIP: 617446JA8
                                                             ISIN: US617446JA85
                                                          COMMON CODE: 16610216


     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                                 MORGAN STANLEY
                           FLOATING RATE NOTE DUE 2006

     Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns,
the principal sum of             United States Dollars (U.S.$          ), on
March 27, 2006 (the "Maturity Date"), and to pay interest thereon at the rate of 1.57% per annum (the "Initial Interest Rate") from and including March 27, 2003 (the "Original Issue Date") to but excluding June 27, 2003 and thereafter at a rate per annum equal to LIBOR (as defined below) plus .28% until the principal hereof is paid or duly made available for payment, quarterly in arrears on the 27th day of March, June, September and December in each year (each such date, an "Interest Payment Date"), commencing on June 27, 2003, and on the Maturity Date. Interest will be computed based on an actual/360 day count basis. Interest payments for this Registered Global Security shall include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid or duly provided for, as the case may be, to but excluding the Interest Payment Date or Maturity Date (except as described below), as the case may be.

     If any Interest Payment Date, other than the Maturity Date, falls on a day that is not a Business Day (as defined below), the interest payment shall be postponed to the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a



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Business Day, the payment of interest and principal on this Registered Global
Security shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Maturity Date.

     The rate of interest on this Registered Global Security shall be reset quarterly (the "Interest Reset Period," and the first day of each Interest Reset Period being an "Interest Reset Date"). The Interest Reset Dates shall be March 27, June 27, September 27 and December 27 of each year; provided that the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date shall be the Initial Interest Rate. If any Interest Reset Date falls on a day that is not a Business Day (as defined below), the Interest Reset Date shall be postponed to the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the Interest Reset Date shall be the next preceding Business Day.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

     JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) is the "Calculation Agent" for this Registered Global Security. Upon the request of the Holder of this Registered Global Security, the Calculation Agent shall provide the interest rate then in effect and, if determined, the interest rate that shall become effective on the next Interest Reset Date.

     The Calculation Agent shall determine the interest rate for each succeeding Interest Reset Period by reference to LIBOR on the second London banking day preceding the applicable Interest Reset Date (each such day, an "Interest Determination Date"). "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "LIBOR" shall be determined by the Calculation Agent as follows:

     (i) As of each Interest Determination Date, LIBOR shall be the rate for deposits in U.S. dollars for a period of three months, commencing on the related Interest Reset Date, that appears on Page 3750, or any successor page, on Moneyline Telerate Inc., or any successor service, at approximately 11:00 a.m., London time, on such Interest Determination Date.

     (ii) If no rate so appears, then the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Issuer, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on such Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are



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          provided, LIBOR shall be determined for the related Interest Reset
          Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that Interest Reset Date, by three major banks in New York City, as selected by the Calculation Agent after consultation with the Issuer, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for such Interest Determination Date shall remain LIBOR for the immediately preceding Interest Reset Period, or, if there was no such Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     Accrued interest on this Registered Global Security shall be calculated by multiplying the principal amount hereof by an accrued interest factor. The accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. The interest rate in effect on any Interest Reset Date shall be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date, or if none, the Initial Interest Rate. All percentages used in or resulting from any calculation of the rate of interest on this Registered Global Security shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with .000005% rounded up to .00001%), and all U.S. dollar amounts used in or resulting from these calculations shall be rounded to the nearest cent (with one-half cent rounded upward).

     Reference is hereby made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.





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     IN WITNESS WHEREOF, Morgan Stanley has caused this Registered Global
Security to be duly executed.


DATED: March 27, 2003              MORGAN STANLEY




                                   By:________________________________________
                                       Name:  Alexander C. Frank
                                       Title: Treasurer





TRUSTEE'S CERTIFICATE
      OF AUTHENTICATION

This is one of the Securities referred
     to in the within-mentioned
     Senior Indenture.

JPMORGAN CHASE BANK,
     as Trustee



By:_________________________________________
      Authorized Officer



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                               Reverse of Security

     The interest payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this Registered Global Security (or one or more predecessor Registered Global Securities) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) preceding such Interest Payment Date (each such date, a "Record Date").

     Payment of the principal of this Registered Global Security and the interest due on the Maturity Date shall be made upon surrender of this Registered Global Security at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and interest on this Registered Global Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, interest may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such person at its last address as it appears on the registry books of the Issuer.

     This Registered Global Security is one of the duly authorized debt securities of the Issuer (the "Securities" and, individually, a "Security") issued or to be issued under and pursuant to an Amended and Restated Senior Indenture dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor Trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Senior Indenture are hereby incorporated by reference herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Senior Indenture. This security is a Registered Global Security of a series of Securities designated as the Floating Rate Notes Due 2006 of the Issuer (the "Notes").

     The Notes shall not be subject to any sinking fund and shall not be repayable at the option of the Holder prior to maturity. The Notes shall not be redeemed prior to the Maturity Date.

     This Registered Global Security and all obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Registered Global Security, and any Registered Global Security or Registered Global Securities issued upon transfer or exchange hereof, is issuable only in fully registered form, without



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coupons, and in denominations of U.S.$1,000 and any integral multiple of
U.S.$1,000 in excess thereof.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in the Borough of Manhattan, The City of New York, a register for the registration and transfer of Notes. Subject to the limitations, terms and conditions set forth herein and in the Senior Indenture, this Registered Global Security may be transferred at the aforesaid office of the Trustee by surrendering this Registered Global Security for cancellation, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees, in exchange herefor, a new Registered Global Security or Registered Global Securities having identical terms and provisions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 2.08 of the Senior Indenture, this Registered Global Security is exchangeable at the office of the Trustee for definitive registered Notes without coupons of authorized denominations in an equal aggregate principal amount and having identical terms and provisions as the surrendered Registered Global Security.

     All Registered Global Securities surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to, the Issuer and the Trustee and executed by the registered Holder or by the Holder's attorney duly authorized in writing. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.

     In case an Event of Default, as defined in the Senior Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected thereby,
(a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any Holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the Holders of which is required for any such supplemental indenture.



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     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Floating Rate Notes Due 2006 which this Registered Global Security forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Registered Global Security, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the Holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     No provision of this Registered Global Security or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Registered Global Security at the time, place and rates, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Registered Global Security.

     The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Registered Global Security (whether or not this Registered Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Senior Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of penalty or assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     This Registered Global Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.



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     All terms used in this Registered Global Security, which are defined in the
Senior Indenture and not otherwise defined herein, shall have the meanings assigned to them in the Senior Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Registered Global Security shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.



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     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



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[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]


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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Registered Global Security, and all rights thereunder, hereby irrevocably constituting and appointing


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attorney to transfer such security on the books of the Issuer, with full power of substitution in the premises.


Dated:_________________________                Signature: _____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Registered Global Security in every particular without alteration or enlargement or any change whatsoever.



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